UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________

FORM 8-K

_____________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 8, 2019

Fortress Biotech, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-35366 (Commission File Number)	20-5157386 (IRS Employer Identification No.)

2 Gansevoort Street, 9th Floor
New York, New York 10014

(Address of Principal Executive Offices)

(781) 652-4500

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events.

On November 12, 2018, Avenue Therapeutics, Inc. (“Avenue”), a subsidiary of Fortress Biotech, Inc. (the “Company”), entered into a Stock Purchase and Merger Agreement (the “SPMA”) by and among Avenue, InvaGen Pharmaceuticals Inc. (the “Buyer”) and Madison Pharmaceuticals Inc., a wholly-owned subsidiary of the Buyer, pursuant to which the Buyer intended to purchase, for $35 million, common stock representing 33.3% of the fully diluted capitalization of Avenue (the “First Stage Closing”), and subsequently acquire the remaining issued and outstanding capital stock of Avenue in a reverse subsidiary merger transaction (the “Merger Transaction” and “Second Stage Closing”, respectively), for aggregate consideration of $180 million (payable to all non-Buyer shareholders of Avenue), subject to certain reductions. In the Merger Transaction, stockholders would also receive certain contingent value rights which represent the right to receive certain contingent cash payments upon the achievement of certain milestones relating to annual net sales and gross profit targets of IV Tramadol, pursuant to a contingent value rights agreement to be entered into between Avenue and a rights agent upon the Second Stage Closing. Pursuant to the terms and subject to the conditions set forth in the SPMA, the Buyer will, at the Second Stage Closing, hold 100% of the issued and outstanding equity interests of Avenue. The Company’s Form 8-K, filed on November 16, 2018, is herein incorporated by reference and further describes the SPMA and other ancillary agreements.

On February 8, 2019, Avenue and the Buyer completed the First Stage Closing under the SPMA. In connection with the First Stage Closing, Avenue received $35 million from the Buyer and the Buyer received 5,833,333 shares of Avenue’s common stock, resulting in an ownership interest in Avenue by the Buyer of 33.3% on a fully diluted basis.

The Company is filing this Form 8-K in connection with the completion of the First Stage Closing pursuant to the SPMA.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description of Exhibit

10.1	Stock Purchase and Merger Agreement, dated as of November 12, 2018, by and between Avenue Therapeutics, Inc., InvaGen Pharmaceuticals Inc. and Madison Pharmaceuticals Inc., incorporated herein by reference from the Company’s Form 8-K filed on November 16, 2018.

10.2	Stockholders Agreement, dated as of November 12, 2018, by and between Avenue Therapeutics, Inc., Fortress Biotech, Inc., Dr. Lucy Lu, M.D. and InvaGen Pharmaceuticals Inc., incorporated herein by reference from the Company’s Form 8-K filed on November 16, 2018.

10.3	Credit Agreement, dated as of November 12, 2018, by and between Avenue Therapeutics, Inc. and InvaGen Pharmaceuticals Inc., incorporated herein by reference from the Company’s Form 8-K filed on November 16, 2018.

10.4	Guaranty, dated as of November 12, 2018, by and between Fortress Biotech, Inc. and InvaGen Pharmaceuticals Inc., incorporated herein by reference from the Company’s Form 8-K filed on November 16, 2018.

10.5	Voting and Support Agreement, dated as of November 12, 2018, by and between Avenue Therapeutics, Inc., Fortress Biotech, Inc., Dr. Lucy Lu, M.D. and InvaGen Pharmaceuticals Inc., incorporated herein by reference from the Company’s Form 8-K filed on November 16, 2018.

10.6	Waiver Agreement, dated as of November 12, 2018, by and between Avenue Therapeutics, Inc., Fortress Biotech, Inc. and InvaGen Pharmaceuticals Inc., incorporated herein by reference from the Company’s Form 8-K filed on November 16, 2018.

10.7	Restrictive Covenant Agreement, dated as of November 12, 2018, by and between Fortress Biotech, Inc. and InvaGen Pharmaceuticals Inc., incorporated herein by reference from the Company’s Form 8-K filed on November 16, 2018.

10.8	Indemnification Agreement, dated as of November 12, 2018, by and between Fortress Biotech, Inc. and InvaGen Pharmaceuticals Inc., incorporated herein by reference from the Company’s Form 8-K filed on November 16, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTRESS BIOTECH, INC.
(Registrant)

Date: February 11, 2019	By: /s/ Lindsay A. Rosenwald, M.D.
Name: Lindsay A. Rosenwald, M.D.
Title: Chairman, President and Chief Executive Officer